UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2020

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.01 per share	Nasdaq Global Select Market	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2020, Gulfport Energy Corporation (“Gulfport”) received a letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying Gulfport that for a period of 30 consecutive business days preceding the date of the Notice, the bid price of Gulfport’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the listing or trading of Gulfport’s common stock on the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Gulfport has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of Gulfport’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

On April 17, 2020, Gulfport received a notice (the “Second Notice”) from the Nasdaq indicating that, due to extraordinary market conditions, Nasdaq was tolling the compliance period for the bid-price requirement through June 30, 2020 (the “tolling period”) and that on April 16, 2020, Nasdaq had filed an immediately effective rule change with the SEC to implement the tolling period. The Second Notice indicates that upon expiration of the tolling period and beginning on July 1, 2020, Gulfport will receive the balance of days remaining under its currently pending compliance period in effect as of April 16, 2020.

If Gulfport does not regain compliance with the Minimum Bid Requirement within 180 calendar days (after taking into account the tolling period), Gulfport may be eligible for an additional 180 calendar days compliance period if it elects to transfer to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that Gulfport will not be able to cure the deficiency, or if Gulfport does not meet the other listing standards, Nasdaq could provide notice that Gulfport’s common stock will become subject to delisting. In the event Gulfport receives notice that its common stock is being delisted, Nasdaq rules permit Gulfport to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

Gulfport intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement.

There can be no assurance that Gulfport will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: April 22, 2020	By:	/s/ Quentin Hicks
Quentin Hicks
Executive Vice President & Chief Financial Officer